EXHIBIT 5 and 23 (a)
                          --------------------


CHRISTOPHER J. MORAN, JR.
Attorney at Law
4625 Clary Lakes Drive
Roswell, Georgia 30075
Telephone	       Telecopier
(770) 518-9542 	 (770) 518-9640


January 10, 2002


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	ENERGY & ENGINE TECHNOLOGY CORPORATION
SEC File Number 0-32129
Form S-8 Registration Statement
Exhibit Numbers 5 and 24(b)


Any $.001 par value common shares of ENERGY & ENGINE TECHNOLOGY
CORPORATION sold pursuant to the captioned Form S-8 Registration
Statement shall be legally issued, fully paid and non-assessable pursuant to Chapter 78 of the Nevada Revised Statutes.

The law firm of Christopher J. Moran, Jr. consents to be named in the captioned Form S-8 Registration Statement and further consents to the use of this opinion and consent in the captioned
Form S-8 Registration Statement.


/s/ Christopher J. Moran, Jr.
    Attorney at Law